Exhibit 99.1


                        LOEHMANN'S HOLDINGS, INC. REPORTS

                   FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

BRONX, N.Y.--(BUSINESS WIRE)--April 8, 2004--Loehmann's Holdings, Inc. (NASDAQ:
LHMS) today announced financial results for the fourth quarter and fiscal year ended January 31, 2004. For the fourth quarter:

       o Net sales rose 9.7% to $93.8 million compared to $85.6 million in the fourth quarter of fiscal 2002;

       o    Comparable store sales rose by 3.6%;

       o Net income per diluted share rose to $0.12 compared to net income per diluted share of $0.05 in the fourth quarter of fiscal 2002; and

       o EBITDA totaled $4.4 million compared to $4.2 million in the fourth quarter of fiscal 2002.

For the fiscal year ended January 31, 2004:

       o Net sales rose by 4.5% to $364.6 million compared to $349.0 million in fiscal 2002;

       o    Comparable store sales for the year decreased 2.5%;

       o Net income per diluted share totaled $1.05 compared to $1.71 in fiscal 2002. Last year's net income per diluted share included a gain on the sale of building, net of taxes, in the amount of $0.31; and

       o    EBITDA totaled $24.5 million compared to $29.0 million in fiscal
            2002.

Additionally, during 2003 the Company:

       o Opened four Loehmann's full line stores and one Loehmann's shoe store ending the year with 47 stores in 17 states;

       o Expanded its San Francisco, CA and East Brunswick, NJ stores by 21,000 square feet and 12,000 square feet, respectively; and

       o Intensified its distinctive merchandise mix by increasing its assortment of European designer apparel and accessories and emphasizing destination businesses such as those found in its Back Room.

         Robert N. Friedman, Chief Executive Officer, stated: "As we enter 2004, we are pleased with the increasing momentum in our comparable store sales trends, which we attribute to our ability to make Loehmann's a preferred shopping destination for affluent customers. We are also pleased to have added a new dimension to our fold with the launch of our Loehmann's shoe store concept. This coupled with our strong balance sheet, including improvements in working capital and no long term debt, leaves us well-positioned to capitalize on the many opportunities that exist for our Company."

         Loehmann's is a leading specialty retailer of well-known designer and brand name women's and men's fashion apparel, accessories and shoes at prices that are typically 30% to 65% below department store prices. Loehmann's currently operates 48 stores in major metropolitan markets located in 17 states. Loehmann's invites investors to visit the Company's web site at www.loehmanns.com.

********************************************************************************
This release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, uncertainties, and other factors which may cause actual results to differ materially from such forward-looking information. Such factors include, among other things, levels of sales and store traffic, general economic and business conditions, competition, development and operating costs, advertising and promotional efforts, brand awareness, and the existence or absence of adverse publicity. For more detail, see the Company's annual and quarterly reports filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at (718) 409-2000). Investors and prospective investors are urged to consider the factors discussed above, and to read the Company's annual and quarterly reports filed with the Securities and Exchange Commission.
********************************************************************************

                               (Tables to Follow)

                            Loehmann's Holdings Inc.
                           Consolidated Balance Sheet
                                ($ in thousands)


                                                                    January 31,      February 1,
                                                                       2004             2003
                                                                    -----------      -----------
                                                                     (audited)        (audited)
Assets
Cash and cash equivalents                                           $  8,046          $ 11,217
Accounts receivable and other assets                                   7,392             6,628
Merchandise inventory                                                 59,177            51,506
                                                                    --------          --------
    Total current assets                                              74,615            69,351

Property, equipment and leaseholds, net                               43,893            45,087
Deferred financing fees and other assets, net                          1,305             1,585
Deferred tax asset                                                     8,252             2,968
Reorganization value in excess of identifiable assets, net            11,243            15,988
                                                                    --------          --------
    Total assets                                                    $139,308          $134,979
                                                                    ========          ========

Liabilities and Stockholders' Equity
Accounts payable                                                    $ 28,330          $ 23,603
Accrued expenses                                                      19,041            20,138
Income taxes payable                                                      --             1,351
                                                                    --------          --------
    Total current liabilities                                         47,371            45,092

11% Senior notes due December 2005                                        --            11,407

Deferred tax liability                                                 3,441                --

Other noncurrent liabilities                                           7,870             6,195

Common stockholders' equity
  Common stock                                                            67                66
  Additional paid-in-capital                                          50,361            49,934
  Retained earnings                                                   30,198            22,285
                                                                    --------          --------
Stockholders' equity                                                  80,626            72,285
                                                                    --------          --------
Total liabilities and common stockholders' equity                   $139,308          $134,979
                                                                    ========          ========

                            Loehmann's Holdings Inc.
                      Consolidated Statement of Operations
                                    (Audited)
                                ($ in thousands)



                                                                Quarter Ended                     Fiscal Year Ended
                                                   ------------------------------------------------------------------------
                                                      January 31,     February 1,         January 31,        February 1,
                                                          2004           2003                2004                2003
                                                   ------------------------------------------------------------------------
Net sales                                             $ 93,840          $ 85,553           $364,588          $348,965
Cost of sales                                           61,210            55,012            225,942           214,931
                                                      --------          --------           --------          --------
Gross margin                                            32,630            30,541            138,646           134,034
Revenue from leased departments                            586               524              1,777             1,455
                                                      --------          --------           --------          --------
Operating profit                                        33,216            31,065            140,423           135,489
Selling, general and administrative expenses            28,816            26,890            115,967           106,465
                                                      --------          --------           --------          --------
EBITDA(1)                                                4,400             4,175             24,456            29,024
Depreciation and amortization                            2,471             2,363              9,746             8,881
Write off of deferred financing fees                       548                --                548                --
Charge for store closing                                    --                45                 --                45
Gain on sale of building                                    --               (10)                --             3,924
                                                      --------          --------           --------          --------
Operating income                                         1,381             1,757             14,162            24,022
Interest expense, net                                       48               424              1,121             2,621
                                                      --------          --------           --------          --------
Net income before income taxes                           1,333             1,333             13,041            21,401
Provision for income taxes, net                            388               924              5,128             8,804
                                                      --------          --------           --------          --------
Net income applicable to common stock                 $    945          $    409           $  7,913          $ 12,597
                                                      ========          ========           ========          ========

Earnings per share:
Basic
   Income before gain on sale of building             $   0.14          $   0.06           $   1.18          $   1.54
   Gain on sale of building                                 --                --                 --              0.35
                                                      --------          --------           --------          --------
   Income after gain on sale of building              $   0.14          $   0.06           $   1.18          $   1.89
                                                      ========          ========           ========          ========
   Weighted Average Shares Outstanding                   6,729             6,659              6,698             6,659
                                                      ========          ========           ========          ========

Diluted
   Income before gain on sale of building             $   0.12          $   0.05           $   1.05          $   1.40
   Gain on sale of building                                 --                --                 --              0.31
                                                      --------          --------           --------          --------
   Income after gain on sale of building              $   0.12          $   0.05           $   1.05          $   1.71
                                                      ========          ========           ========          ========
   Weighted Average Shares Outstanding                   7,654             7,514              7,538             7,351
                                                      ========          ========           ========          ========


(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor's understanding of our operating results. It should not be construed as an alternative to operating income as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.